Exhibit 99.1

Major Appia Shareholders Agree to Extended Lock-Up of Digital Turbine Shares

Austin, TX – September 3, 2015 – Digital Turbine, Inc. (Nasdaq: APPS), the company empowering mobile operators and Original Equipment Manufacturers (“OEMs”) around the globe with end-to-end mobile solutions, today announced that major Appia shareholders--Trident Capital, Venrock Associates, Noro-Moseley Partners, Relay Ventures and the Wakefield Group--have agreed to extend the first expiration on the lock-up relating to their Digital Turbine common stock holdings by 45 days to October 17, 2015.

Bill Stone, CEO, Digital Turbine, stated, “The Appia transaction was transformative to Digital Turbine and the integration is moving ahead smoothly. Appia positions Digital Turbine at the center of a shift in global advertising spend toward mobile, and we continue to grow and add new advertising relationships as we execute our proven successful strategy.”

In conjunction with the extension of the lock-up, these shareholders were granted the right to participate in the event that the company consummates a public offering prior to the expiration date of the third tranche lock-up in March 2016. Inclusive of current and former Appia management, more than 90% of the fully diluted shares of former Appia shareholders are either subject to the noted contractual lock-ups to October 17, 2015 or are subject to the Company’s insider trading restrictions.

About Digital Turbine

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, app advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and acquire higher value users. The company's products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution. Offerings also include DT Media, an advertiser solution for unique and exclusive carrier inventory, and Appia, a leading worldwide mobile user acquisition network. Digital Turbine has delivered more than 100 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas with global offices in Durham, Berlin, Singapore, Sydney and Tel Aviv. For additional information visit http://www.digitalturbine.com/ or connect with Digital Turbine on Twitter at @DigitalTurbine.

Major Appia Shareholders Agree to Extended Lock-Up of Digital Turbine Shares September 3, 2015

For more information, contact:
Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements (and estimates of revenue for completed quarters may involve forward-looking statements) that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors include the occurrence of any event, change or other circumstances that could give rise to risks related to disruption of management's attention from the ongoing business operations due to the Appia merger integration effort; information regarding within-quarter demand and revenue is provided to give an indication of the source of demand or revenue, not as indicative of trends or forecasts; the ability to expand the combined company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA; failure to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion from the Appia merger; inability to refinance the assumed debt or to refinance the debt on favorable terms; unforeseen challenges related to relationships with operators, publishers and advertisers and expanding and maintaining those relationships; the ability to execute upon, and realize any benefits from, potential value creation opportunities through strategic relationships in the future or at all, including the ability to leverage advertising opportunities effectively and increase revenue streams for carriers; the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships; product acceptance of a new product such as DT Ignite™ or DT IQ™ in a competitive marketplace; device sell through for any specific device or series of devices; the potential for unforeseen or underestimated cash requirements or liabilities; the impact of currency exchange rate fluctuations on our reported GAAP financial statements; the company's ability as a smaller company to manage international operations; its ability given the company's limited resources to identify and consummate acquisitions; varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products; changes in economic conditions and market demand; rapid and complex changes occurring in the mobile marketplace; pricing and other activities by competitors; pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure; technology management risk as the company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the company's relatively limited resources; and other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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